UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania		18976
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Entry into Employment Agreement in Connection Therewith

On July 20, 2020, John P. Hamill was appointed Senior Vice President and Chief Financial Officer (“CFO”) of Windtree Therapeutics, Inc. (the “Company”).

Mr. Hamill, age 56, maintained a consulting practice offering financial and CFO services from September 2019 to June 2020. From August 2018 to August 2019, he served as the vice president of finance and chief financial officer of Trevena, Inc., a biopharmaceutical company focused on the development and commercialization of novel medicines for patients with central nervous system disorders. From June 2017 through July 2018, Mr. Hamill maintained a consulting practice offering CFO services such as, amongst other things, raising capital and budgeting. From January 2014 through May 2017, Mr. Hamill was chief executive officer and chief financial officer for NephroGenex, Inc. Mr. Hamill earned his B.S. with a dual major in Accounting/Business and Computer Science from DeSales University. Mr. Hamill is a Certified Public Accountant and is a member of the Pennsylvania Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

In connection with his appointment, Mr. Hamill entered into an employment agreement with the Company (the “Employment Agreement”). Under the Employment Agreement, Mr. Hamill’s annual base salary is $370,000 and his annual bonus target is 40% of his annual base salary. The Employment Agreement provides for Mr. Hamill to receive severance (upon termination without Cause (as defined in the Employment Agreement) or by Mr. Hamill with Good Reason (as defined in the Employment Agreement)) of (a) any earned but unpaid annual bonus for the fiscal year preceding the last day of Mr. Hamill’s employment and a pro rata bonus equal to the annual bonus that Mr. Hamill would have earned absent his separation multiplied by the fraction obtained by dividing the number of days in the year of separation through the last day of Mr. Hamill’s employment by 365 and (b) 12 months of base salary and subsidized COBRA benefits and (c) during such 12-month period, all vested stock options and similar equity awards held by Mr. Hamill shall continue to be exercisable (the “Severance Benefits”). If Mr. Hamill is terminated by the Company without Cause or Mr. Hamill terminates his employment with Good Reason within 24 months after a Change of Control (as defined in the Employment Agreement), the Employment Agreement further provides Mr. Hamill with severance (the “Change of Control Severance Benefits”) consisting of any earned but unpaid annual bonus for the fiscal year preceding the last day of Mr. Hamill’s employment, a lump sum equal to one and one-half times Mr. Hamill’s base salary and annual target bonus amount, eighteen months of subsidized COBRA benefits, full vesting and acceleration of Mr. Hamill’s equity awards upon the date of Mr. Hamill’s termination and the continued exercisability of Mr. Hamill’s equity awards for the remainder of their stated terms. Mr. Hamill’s receipt of the Severance Benefits or the Change of Control Severance Benefits, as applicable, is conditioned on his execution of a separation and release agreement in a form acceptable to the Company. The Employment Agreement further provides that in the event of a Change of Control (as defined in the Employment Agreement) transaction, all of Mr. Hamill’s outstanding equity incentive awards will become fully vested so long as Mr. Hamill is actively employed by the Company at the time of such transaction. In addition, Mr. Hamill will receive a one-time signing bonus of $10,000.

In addition, in accordance with Nasdaq Listing Rule 5635(c)(4), on July 20, 2020 (the “Grant Date”), the Compensation Committee of the Company’s Board of Directors made an inducement option award to Mr. Hamill to purchase 211,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on the Grant Date. Subject to Mr. Hamill’s continued employment with the Company, one-third of the options will vest and become exercisable on each of the next three anniversary dates of the grant, such that the options will be exercisable in full on the third anniversary of the date of grant. The option has a term of 10 years. The award was issued outside the 2011 Long-Term Incentive Plan (the “2011 Plan”), but will be subject to terms and conditions generally consistent with those in the 2011 Plan and the form of option agreement in effect under the 2011 Plan.

The foregoing summary of the Employment Agreement is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Mr. Hamill also entered into the Company’s standard Indemnification Agreement, which is entered into by the Company’s officers and directors.

Mr. Hamill is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Hamill and any other persons pursuant to which he was appointed as the Company’s CFO.

Departure of Chief Financial Officer and Entry into Separation Agreement in Connection Therewith

In connection with the appointment of Mr. Hamill, John A. Tattory and the Company mutually agreed that Mr. Tattory would cease serving as the Company’s Chief Financial Officer effective on July 20, 2020 (the “Date of Termination”). In connection with his departure, Mr. Tattory is expected to enter into a separation agreement with the Company (the “Separation Agreement”) within fifty days after the Date of Termination. Consistent with the terms of the Employment Agreement dated March 21, 2014 between the Company and John A. Tattory, as amended on December 29, 2014 and March 13, 2018, the Separation Agreement will provide that Mr. Tattory will be entitled to receive: (a) any unpaid compensation accrued through the last day of Mr. Tattory’s employment, a lump sum payment of accrued but unused vacation days, and any other amounts owed to Mr. Tattory but not yet paid, (b) a pro rata bonus equal to a percentage of his annual bonus amount determined by dividing the aggregate bonuses paid to other contract executives for the year 2020 by the aggregate target bonuses of such other contract executives for 2020 and further prorated for the number of days Mr. Tattory was employed during 2020, payable at the time that other contract executives are paid bonuses with respect to 2020 (the “Pro Rata Bonus”), (c) a severance amount equal to the sum of Mr. Tattory’s base salary then in effect on the Date of Termination and his annual target bonus amount, payable in equal installments in accordance with the Company’s regular payroll schedule, from the Date of Termination to the date that is 12 months from the Date of Termination (the “Severance Period”), (d) COBRA benefits during the Severance Period, so long as substantially similar coverages (determined on a benefit-by-benefit basis) are not provided by a subsequent employer and (e) during the Severance Period, all vested stock options and similar equity awards held by Mr. Tattory as of the Date of Termination shall continue to be exercisable. If at the time the Pro Rata Bonus is paid Mr. Tattory is employed or providing services on a full-time basis as a chief financial officer or principal financial officer of any entity, the Pro Rata Bonus shall not be paid to Executive.

The Separation Agreement is also expected to contain confidentiality and non-disparagement covenants and a release of claims by Mr. Tattory. The foregoing is only a summary description of the terms of the Separation Agreement, does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2020.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Employment Agreement by and between the Company and John Hamill dated as of July 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Craig Fraser
Name:	Craig Fraser
Title:	President and Chief Executive Officer

Date: July 23, 2020